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                                                                  EXHIBIT 23.3


                               ENGINEER'S CONSENT

We consent to incorporation by reference in the Registration Statements (No. 333-32214 and No. 333-85553) on Form S-8, and the Registration Statement (No. 333-85211) on Form S-3 of Devon Energy Corporation, the reference to our appraisal report for Devon Energy Corporation as of December 31, 1999, which appears in the December 31, 1999 annual report on Form 10-K of Devon Energy Corporation.

                                        PADDOCK LINDSTROM & ASSOCIATES LTD.

                                        /s/ D.L. Paddock, P. Eng.
                                        -------------------------
                                        D.L. Paddock, P. Eng.
                                        Vice-President


March 28, 2000


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